Exhibit B-17(b)


EFFECTIVE JUNE 11, 1997










                           BYLAWS
                             of
                SOUTHERN GULF RAILWAY COMPANY


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                           BYLAWS
                             of
                SOUTHERN GULF RAILWAY COMPANY



                         ARTICLE I.

                            Name

     The name of this Corporation shall be SOUTHERN GULF
RAILWAY COMPANY.


                         ARTICLE II.

                    Shareholders' Meeting

     All meetings of the Shareholders shall be held at the principal office of the Corporation, 350 Pine Street, Beaumont, Texas.


                        ARTICLE III.

                       Annual Meeting

     The Annual Meeting of the Shareholders of this Corporation shall be held on the first Thursday in May in each year if not a legal holiday and, if a legal holiday, then on the next succeeding Thursday that is not a legal holiday. In the event that such Annual Meeting is omitted by circumstances beyond the control of the Corporation or otherwise on the date herein provided for, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as conveniently may be, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner and as provided for Special Shareholders' Meetings.

                         ARTICLE IV.

                      Special Meetings


     Special Meetings of the Shareholders of this Corporation shall be held whenever called by the Chairman of the Board, President and Chief Executive Officer, a Vice President or a majority of the Board of Directors, or whenever the holder or holders of one-tenth (1/10) of the shares of the capital stock issued and outstanding and entitled to vote shall make written application therefor to the Secretary or an Assistant Secretary, stating the time and purpose of the meeting applied for.

                         ARTICLE V.

               Notice of Shareholders' Meeting

     Written or printed notice of all Shareholders' Meetings, stating the time and place, and, in the case of Special Meetings, the purpose or purposes for which such meetings are called, shall be delivered by the Secretary or an Assistant Secretary, by mail, to each Shareholder of record, having voting power in respect of the business to be transacted thereat, at his or her registered address, at least ten (10) and not more than fifty (50) days prior to the date of the meeting, and the person giving such notice shall make affidavit in relation thereto; provided that such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid, and further provided that notice of any such meeting shall be deemed to be sufficiently delivered to any Shareholder who, while the provisions of the Trading with the Enemy Act (Public Act No. 91 of the Sixty-fifth Congress of the Unites States of America, as now or hereafter amended) shall be operative, shall appear from the stock books to be or shall be known to the Corporation to be an "enemy" or "ally of enemy" as defined in the said Act and whose address appearing on such stock books is outside the United States, or the mailing to whom of notice shall at the time be prohibited by any other law of the United States of America or by any executive order or regulation issued or promulgated by an officer or agency of the United States of America (a) if, at least ten
(10) days prior to the date of the meeting, a copy of the notice of the meeting shall be mailed to any person or agency who by any such law, order or regulation shall have been duly designated to receive such notice or duly designated or appointed as custodian of the property of such Shareholder; or (b) if a brief notice of such meeting, including, in the case of a Special Meeting, either a brief statement of the objects for which such meeting is called or a statement as to where there may be obtained a copy of a written notice containing a statement of such objects, shall be published by the Corporation at least once, not less than ten (10) days before the meeting in a daily newspaper published in the English language and of general circulation in the City of Beaumont, Texas.

     Any meeting at which all Shareholders having voting power in respect of the business to be transacted thereat are present, either in person or represented by proxy, or of which those not present have waived notice in writing, shall be a legal meeting for the transaction of business, notwithstanding that notice has not been given as hereinbefore provided.

                         ARTICLE VI.

                      Waiver of Notice

     Notice of any Shareholders' Meeting may be waived by any Shareholder and the presence at any meeting, either in person or by proxy, of a Shareholder having voting power in respect of the business to be transacted thereat shall be deemed as to such Shareholder a waiver of notice of the meeting.


                        ARTICLE VII.

                           Quorum

     At any meeting of the Shareholders, a majority of the shares of capital stock issued and outstanding and entitled to vote in respect of the business to be transacted thereat, represented by such Shareholders of record in person or by proxy, shall constitute a quorum, but a less interest may adjourn any meeting from time to time and the same shall be held as adjourned without further notice. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of capital stock entitled to vote represented thereat shall decide all questions brought before such meeting, unless the question is one upon which by express provision of law or of the Articles of Incorporation of the Corporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.


                        ARTICLE VIII.

                      Proxy and Voting

     Shareholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof or after eleven
(11) months from the date of its execution unless otherwise provided in the proxy. Each holder of record of stock of the Corporation shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.


                         ARTICLE IX.

            Shareholder Action Without a Meeting

     Any action required or authorized by law or the governing documents of this Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
Every consent shall comply with the requirements of Section
9.10 of the Texas Business Corporation Act as heretofore and hereafter amended.

                         ARTICLE X.

                     Board of Directors

     The number of directors which shall constitute the whole Board of Directors shall be not less than three (3) nor more than seven (7), with the exact number at any given time to be fixed by the Board of Directors at any regular or special meeting without the necessity of prior notice that the matter of fixing the number of directors shall be a matter for consideration at such meeting. Directors shall be elected at each Annual Meeting of the Shareholders or at any meeting held in the place thereof as hereinbefore provided. The number of Directors may be increased to any number greater than seven (7) or decreased to less than three (3) from time to time by amendment of the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors may be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive Annual Meetings of Shareholders. Each Director elected by the Shareholders shall serve until the next Annual Meeting and until such Director's successor is duly elected and qualified except as in these Bylaws may otherwise be provided. Directors need not be Shareholders in the Corporation.

     No person shall be eligible for election or re-election as a Director of the Company after attaining age seventy
(70). Any Director who retires from active employment by the Company shall, concurrently with such retirement, resign as a Director of the Company.

                         ARTICLE XI.

                     Powers of Directors

     The Board of Directors shall have the entire management of the business of the Corporation. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the State of Texas, with the Articles of Incorporation of the Corporation or with these Bylaws. The Board of Directors shall have power to determine what constitutes net earnings, profits and surplus, respectively, what amount shall be reserved for working capital and for any other purposes, and what amount shall be declared as dividends, and such determination of the Board of Directors shall be final and conclusive.


                        ARTICLE XII.

                Fees of Directors and Others

     The Board of Directors shall have power to fix and determine the fee or fees to be paid members of the Board of Directors or any Committees appointed by the Directors or Shareholders for attendance at meetings of said Directors or Committees. Any fees so fixed and determined by the Board of Directors shall be subject to revision or amendment by the Shareholders.


                        ARTICLE XIII.

               Executive and Other Committees

     The Board of Directors, by resolution adopted by a majority of the number of Directors fixed by the Bylaws, may elect from its number an Executive Committee of not less than one, which Committee may exercise the powers of the Board of Directors in the management of the business of the Corporation when the Board is not in session except where action of the Board of Directors is specified or required by law. The Executive Committee shall report its actions to the Board for approval. The Executive Committee may make rules for the notice, holding and conduct of its meetings and the keeping of the records thereof.

     The Board of Directors may likewise appoint from its number or from the Shareholders other Committees from time to time, the number composing such Committees and the powers conferred upon the same to be determined by vote of the Board of Directors.


                        ARTICLE XIV.

                          Meetings

     Regular Meetings of the Board of Directors shall be held at such places within or without the State of Texas and at such times as the Board by vote may determine from time to time, and if so determined no notice thereof need be given. Special Meetings of the Board of Directors may be held at any time or place, either within or without the State of Texas, whenever called by the Chairman of the Board of Directors, the President and Chief Executive Officer, a Vice President, the Secretary, an Assistant Secretary or a Director, notice thereof being given to each Director by the Secretary or an Assistant Secretary or officer calling the meeting, or at any time without formal notice provided all the Directors are present or those not present have waived notice thereof. Notice of Special Meetings, stating the time and place thereof, shall be given by mailing the same to each Director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephoning or telegraphing the same to him at his residence or business address at least one day before the meeting.

                         ARTICLE XV.

                           Quorum

     A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a less number may adjourn any meeting from time to time and the same may be held without further notice. When a quorum is present at any meeting, a majority vote of the members in attendance thereat shall decide any question brought before such meeting, except as otherwise provided by law or by these Bylaws.


                        ARTICLE XVI.

           Actions by Directors Without a Meeting

     Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the board of directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

                        ARTICLE XVII.

                          Officers

     The officers of this Corporation shall be a Chairman of the Board of Directors, a President and Chief Executive Officer, one or more Vice Presidents, a Secretary, and a Treasurer, and such other officers and assistant officers as are permitted or provided by these Bylaws and appointed by the Board of Directors. The officers shall be elected by the Board of Directors after its election by the Shareholders, and a meeting may be held without notice for this purpose immediately after the Annual Meeting of the Shareholders and at the same place.


                       ARTICLE XVIII.

                   Eligibility of Officers

     No officer need be a Shareholder or Director of the Corporation. Any person may hold more than one office provided the duties thereof can be consistently performed by the same person.


                        ARTICLE XIX.

               Additional Officers and Agents

     The Board of Directors in its discretion may appoint one or more Assistant Secretaries, one or more Assistant
Treasurers, and such other officers or agents as it may deem advisable, and prescribe the duties thereof.


                         ARTICLE XX.

             Chairman of the Board of Directors,
            President and Chief Executive Officer

     The Chairman of the Board of Directors shall be elected from among the Directors of this Corporation. He may call meetings of the Board of Directors and of any committee thereof whenever he deems it necessary. When present, he shall call to order and preside at all meetings of the Shareholders of this Corporation and of the Board of Directors. Subject to control of the Board of Directors, he may perform all duties and exercise all powers as are conferred by these Bylaws, or by law, on the President and Chief Executive Officer except such duties as are required by law to be performed by a President and Chief Executive Officer, or a Vice President. In particular, the Chairman of the Board of Directors is hereby prescribed as an officer authorized to sign certificates representing shares to which shareholders are entitled, as is permitted by Article 2.19A of the Texas Business Corporation Act. The Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     In the absence of the Chairman of the Board or if such office is vacant, the President and Chief Executive Officer shall perform the duties of such Chairman. The President and Chief Executive Officer shall have general supervision over the business and policies of this Corporation, subject to control of the Board of Directors, and may perform all duties and exercise all powers as are conferred by these Bylaws, or by law. The President and Chief Executive
Officer or a Vice President, or such other officer or officers as may be authorized by these Bylaws or such other person as is thereunto specifically authorized by vote of the Board of Directors, shall sign all bonds, deeds and contracts of this Corporation. The President and Chief
Executive Officer or a Vice President or such other officer or officers as these Bylaws may prescribe shall sign all certificates representing shares of stock in this Corporation to which Shareholders are entitled.


                        ARTICLE XXI.

                       Vice Presidents

     Except as especially limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President, and shall have the power to sign all certificates of stock, bonds, deeds, and contracts of the Corporation. He shall perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

                        ARTICLE XXII.

                          Secretary

     The Secretary shall keep accurate minutes of all meetings of the Shareholders, the Board of Directors and the Executive or other Committees of the Board of Directors, respectively, shall perform all the duties commonly incident to his office, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Secretary shall have the power, together with the Chairman of the Board of Directors, the President and Chief Executive Officer or a Vice President, to sign certificates of stock of the Corporation. In his absence, an Assistant Secretary or a Secretary pro tempore shall perform his duties. The Secretary, any Assistant Secretary and any Secretary pro tempore shall be sworn to the faithful discharge of their duties.



                       ARTICLE XXIII.

                          Treasurer

     The Treasurer shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office, and shall give bond
(which shall be in the custody of the President) in such form and with such sureties as shall be required by the Board of Directors.

     The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors.


                        ARTICLE XXIV.

                          Removals

     The Shareholders may, at any meeting called for the purpose, by a vote of a majority of the shares of the capital stock issued and outstanding and entitled to vote, remove from office any Director or other officer elected or appointed by the Shareholders or Board of Directors and elect or appoint his successor. The Directors may, by vote of not less than a majority of the entire Board, remove from office any officer or agent or member or members of any Committees selected or appointed by them or by the Executive Committee.


                        ARTICLE XXV.

                          Vacancies

     Any vacancy occurring in the Board of Directors (other than a vacancy created by an increase in the number of Directors, which is governed by Article IX of these Bylaws) may be filled for the unexpired term by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, but vacancies in the Board of Directors may be filled for the unexpired term by the Shareholders having voting power at a meeting called for that purpose, unless such vacancy shall have been filled by the Directors.

     If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the Directors may, by a majority vote, choose a successor or successors who shall hold office for the unexpired term.


                        ARTICLE XXVI.

                        Capital Stock

     The amount of capital stock shall be as fixed in the Articles of Incorporation or in any lawful amendments thereto and the votes of the Corporation from time to time.


                       ARTICLE XXVII.

                    Certificates of Stock

     Every Shareholder shall be entitled to a certificate or certificates representing shares of the capital stock of the Corporation in such form, complying with the law as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the Corporation and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chairman of the Board of Directors, the President and Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for the stock of any class or classes and may require stock certificates to be countersigned by one or more of them. If certificates representing shares of capital stock of this Corporation are manually signed either by a Transfer Agent or by a Registrar, the signatures thereon of the President and Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary of this Corporation may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates, shall include, in cases above permitted, such facsimile signatures. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of this Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by this Corporation, such certificate or certificates may nevertheless be adopted by the Board of Directors of this Corporation and be issued and delivered as though the person who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of this Corporation. Any stock certificates bearing facsimile signatures of officers of this Corporation, as above provided, may also bear a facsimile of the seal of this Corporation.


                       ARTICLE XXVIII.

                      Transfer of Stock

     Shares of stock may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same signed by the person appearing by the certificate to be the owner of the shares represented thereby. No transfer shall affect the right of the Corporation to pay any dividend due upon the stock, or to treat the holder of record as the holder in fact, until such transfer is recorded upon the books of the Corporation or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every Shareholder to notify the Corporation of his post office address.


                        ARTICLE XXIX.

                       Transfer Books

     The Board of Directors shall have power to close the stock transfer books of this Corporation for a period not exceeding 50 days preceding the date of any meeting of Shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 50 days preceding the date of any meeting of Shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of this Corporation after any such record date fixed as aforesaid.

                        ARTICLE XXX.

                    Loss of Certificates

     In case of the loss, mutilation or destruction of a certificate representing shares of stock, a duplicate certificate may be issued upon such terms as the Board of Directors may prescribe.


                        ARTICLE XXXI.

                            Seal

     The seal of this Corporation shall consist of a flat-faced circular die with the words "SOUTHERN GULF RAILWAY
COMPANY" and "TEXAS" cut or engraved thereon.


                       ARTICLE XXXII.

                      Books and Records

     Unless otherwise expressly required by the laws of the State of Texas, the books and the records of the Corporation may be kept outside of the State of Texas at such place or places as may be designated from time to time by the Board of Directors.


                       ARTICLE XXXIII.

                         Amendments

     These Bylaws may be amended, added to, altered or repealed by the Board of Directors of the Company. In the event of any such amendment, alteration or repeal of these Bylaws by the Board of Directors, the notice of the Annual Meeting of the Shareholders which shall thereafter first be sent to the Shareholders shall state that the Bylaws have been so amended, added to, altered or repealed and shall describe or set forth or be accompanied by statement describing or setting forth such amendment, addition, alteration or the text of any article which has been repealed. Notwithstanding anything hereinabove contained, these Bylaws may be amended, added to, altered or repealed at any Annual or Special Meeting of the Shareholders by vote in either case of a majority of the voting power of the shares of the capital stock issued and outstanding and entitled to vote in respect thereof, unless the question is one upon which by express provisions of law or of the Articles of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such questions, provided, however, that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.


                       ARTICLE XXXIV.

                       Indemnification

     A. The Corporation shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a named defendant or respondent in a proceeding (which shall include any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding including but not limited to any action, suit or proceeding brought by or in behalf of the Corporation) because the person is or was a director or officer of the Corporation, and any person who, while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, or is or was a nominee or designee of the Corporation who is or was serving at the request of the Corporation as a director or officer of any domestic or foreign corporation which is owned in whole or in part by the Corporation, against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses (including but not limited to court costs and attorneys' fees) actually incurred by the person in connection with such proceeding, if the person (1) conducted himself or herself in good faith, (2) reasonably believed in the case of conduct in his or her official capacity as a director or officer of the Corporation, that his or her conduct was in the Corporation's best interest and in all other cases that his or her conduct was at least not opposed to the Corporation's best interests and (3) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. This indemnity is expressly intended to apply regardless of the sole, concurrent or contributing negligence or fault of the person to be indemnified provided that the standards of conduct described in clauses (1), (2) and (3) are met.

     B. The Corporation shall indemnify a director or officer or such a nominee or designee or person who, at the request of the Corporation, is serving in capacities described above against reasonable expenses (including but not limited to court costs and attorneys' fees) incurred by him or her in connection with a proceeding in which he or she is a named defendant or respondent because he or she is a director or officer or such a nominee or designee if he or she has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     C. Indemnification provided under Section A shall be made by the Corporation (except as provided in Section B) only if it is determined in accordance with the following procedures that the person has met the requirements set forth in Section A and that indemnification is permissible. Such determination that indemnification is permissible under Section A shall be made (1) by a majority vote of a quorum consisting of directors who at the time of the vote were not named defendants or respondents in the proceeding, or (2) if such a quorum cannot be obtained by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding, or (3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in subsections (1) or (2) of this Section C or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (4) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

     The termination of a proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent is not of itself determinative that the persons did not meet the requirements set forth in Section A above. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after the exhaustion of all appeals therefrom.

     The provisions of Section A are intended to make mandatory the indemnification permitted therein and, together with Article Twelve of the Articles of Incorporation, shall constitute authorization of indemnification in the manner required. Determinations as to reasonableness of expenses under Section A shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses shall be made in the manner specified in subsection (3) of this Section C for the selection of special legal counsel. Determinations as to the reasonableness of expenses under Sections B and F shall be made in any manner which may be used to determine if indemnification is permissible under Section A.

     Action taken or omitted by a person with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Corporation.

     D. Notwithstanding the provisions of Section A, except to the extent permitted by the next sentence, a person shall not be indemnified by the Corporation in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by such person, whether or not the benefit resulted from an action taken in the person's official capacity, or in which the person is found liable to the Corporation. If a person is found liable to the Corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Corporation.

     E. Reasonable expenses incurred by a director or officer or such a nominee or designee or person serving in capacities described above at the request of the Corporation who was, is, or is threatened to be made a named defendant or respondent in a proceeding, may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding and without the determinations specified in Section C after the Corporation receives a written affirmation by the person of his or her good faith belief that he or she has met the standard of conduct that is necessary for indemnification under this Article XXXIV and a written undertaking by or on behalf of the person to repay the amount paid or reimbursed if it is ultimately determined that he or she has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him or her in connection with that proceeding is prohibited by Section D above. The written undertaking required by this Section E must be an unlimited general obligation of the person but need not be secured, and may be accepted without reference to financial ability to make repayment.

     F. Notwithstanding any other provision of this Article XXXIV, the Corporation shall pay or reimburse expenses incurred by a director or officer or such a nominee or designee or person who, at the request of the Corporation, is serving in capacities described above in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

     G. The indemnification provided by this Article XXXIV shall not be deemed to limit the powers of the Corporation to indemnify or to advance expenses to any person who is or was a director, officer, employee, agent, nominee, or designee of the Corporation conferred on the Corporation by the Texas Business Corporation Act (as now in effect or as same may be amended) or other applicable law and shall not be deemed exclusive of any rights to which those indemnified may be entitled under any agreement, contract, insurance, arrangement, vote of shareholders or disinterested directors, statute, court order, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office (including but not limited to service as plan fiduciary), and shall continue as to a person who has ceased to be a director, officer, employee, agent, nominee, or designee or person serving in a named capacity at the request of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such person. This Article XXXIV is intended to be consistent with the powers granted by the Texas Business Corporation Act, as heretofore and hereafter amended, and terms used herein shall be defined and the provisions of this Article XXXIV shall be interpreted and applied consistently with such law. The provisions of this Article XXXIV shall be deemed severable, and if and to the extent any provision of this Article XXXIV is determined not to be consistent with the provisions of such Act, as heretofore and hereafter amended, then the other provisions to the extent consistent shall remain valid and in full force and effect.

     H. The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another domestic or foreign corporation, partnership, joint venture, sole proprietorship, trust, or other enterprise, or employee benefit plan against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such a person, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of the Articles of Incorporation, this Article XXXIV, the Texas Business Corporation Act, as heretofore and hereafter amended, or otherwise. Nothing in this Article XXXIV is intended to authorize a double payment to a person entitled to indemnification or reimbursement by the Corporation pursuant to this Article XXXIV of an amount actually paid to such person or expended for such person's benefit under any such insurance or other arrangement. If the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the Corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the Corporation. Without limiting the power of the Corporation to procure or maintain any kind of insurance or other arrangement, the Corporation may, for the benefit of persons indemnified by the Corporation,
(1) create a trust fund; (2) establish any form of self-insurance; (3) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Corporation; or (4) establish a letter of credit, guaranty or surety arrangement. The insurance or other arrangement may be procured, maintained or established within the Corporation or with any insurer or other person deemed appropriate by the board of directors regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Corporation. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

     I. Any indemnification of or advance of expenses to any person in accordance with this Article XXXIV or otherwise shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting, and, in any case, within the twelve (12) month period immediately following the date of the indemnification or advance. Failure to make or delay in making any such report shall not affect the Corporation's obligation to make any such indemnification or advance.

     J. The indemnification provided hereunder to any person who is or was serving as an employee benefit plan fiduciary shall not operate to relieve any such person who acts as a plan fiduciary from any responsibility or liability under applicable laws and the indemnification provided hereunder to a plan fiduciary is limited to satisfaction of liabilities incurred by such person as a plan fiduciary, subject to the terms and conditions stated in this Article XXXIV. For purposes of this Article XXXIV, the Corporation shall be deemed to have requested a director or officer to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Corporation also imposes duties on or otherwise involves services by him or her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director or officer with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.